UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2012

AMERICAN SIERRA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52927	98-0528416
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1218 Third Avenue, Suite 505, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 910-2687

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On December 5, 2012, American Sierra Gold Corp. (the “Company”) entered into a loan agreement with MMC Mines, Inc. (“MMC”) (the “Loan Agreement”) acknowledging previous amounts loaned to the Company totaling Ninety Thousand Dollars ($90,000).  Pursuant to the Loan Agreement, the amounts loaned accrue interest at six percent (6%) per annum and MMC can elect the convert amounts due into shares of restricted common stock at Five Cents ($0.05) per share at any time.  On December 6, 2012, MMC loaned the Company an additional Twenty Thousand Dollars ($20,000) under the Loan Agreement. MMC also elected to convert the total amount advanced thus far, One Hundred Ten Thousand Dollars ($110,000), into a total of two million two hundred thousand (2,200,000) shares of restricted common stock of the Company.  The shares were issued on December 12, 2012 and are duly and validly issued and fully paid and non-assessable shares of the Company.

The Company relied on Section 4(2) of the Securities Act of 1933, and Regulation S promulgated under the Securities Act of 1933 as an exemption from registration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCAN SIERRA GOLD CORP.

/s/ James Vandeberg
James Vandeberg
Principal Executive Officer and Principal
Accounting and Financial Officer
Date: December 18, 2012